Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

For more information, contact:

Liz Bauer, Senior Vice President

(303) 804-4065

E-mail: liz_bauer@csgsystems.com

CSG SYSTEMS INTERNATIONAL, INC. REPORTS

FOURTH QUARTER 2004 RESULTS

Revenues of $136.6 Million;

GAAP Net Income of $0.24 Per Diluted Share;

ENGLEWOOD, COLO. (January 25, 2005) — CSG Systems International, Inc. (Nasdaq: CSGS), a leading provider of customer care and billing solutions, today reported results for the quarter ended December 31, 2004.

Fourth Quarter 2004 Highlights:

•	GAAP results were as follows: total revenues were $136.6 million; operating income was $20.7 million; and net income per diluted share was $0.24. Net income per diluted share was negatively impacted by approximately $0.02, resulting from foreign currency transaction losses.

•	Cash flows from operations for the quarter ended December 31, 2004 were $22.3 million.

•	CSG’s Broadband Services Division (BSD) signed a contract with Comcast immediately after the end of the quarter to provide voice over IP services to all the customers processed on CSG’s solution, which is approximately two-thirds of Comcast’s subscriber base. In addition, Verizon selected CSG to provide customer care and billing for its fiber-to-the-home initiative and Time Warner Shreveport will convert its customers off its legacy billing system and onto CSG’s platform.

•	CSG’s Global Software Services Division (GSS) added another China Telecom property to its client list with Zhejiang Telecom. In addition, another e-business company, VinIQ, which is a Canadian automobile e-commerce site, selected CSG through Telus Business Solutions to provide customer care and billing services.

•	Frost & Sullivan honored CSG with its 2005 Product Leadership award.

•	Neal Hansen, chairman and chief executive officer, announced his intention to retire June 30, 2005. In addition, Hank Bonde joined CSG as president and chief operating officer.

“As we go into 2005, CSG has never been in a stronger position,” said Neal Hansen, chairman and chief executive officer for CSG Systems International, Inc. “We have a clearly defined plan for how we will continue to deliver unmatched value to our customers and continue to grow the business. Now, more than ever, carriers and operators are turning to companies like CSG to help them grow their businesses in a profitable way.”

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CSG Systems International, Inc.

January 25, 2005

Summary Results of Operations Information (unaudited)

(in thousands, except per share amounts):

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003 (2)
Total revenues, net	$136,646	$129,857	$529,746	$439,660
Operating income (loss)	20,676	16,358	85,347	(39,561)
Net income (loss)	12,262	7,071	47,184	(26,277)
Net income (loss) per diluted share	0.24	0.14	0.92	(0.51)
Certain non-cash expenses (1):
Depreciation	4,403	3,916	15,091	17,378
Amortization	6,982	5,619	27,310	24,303
Stock-based employee compensation	3,438	1,491	14,886	5,559

Total	$14,823	$11,026	$57,287	$47,240

(1)	These items are calculated in accordance with GAAP, and are reflected in the accompanying Condensed Consolidated Statements of Operations and Cash Flows.
(2)	The results of operations for the year ended December 31, 2003 include a $119.6 million charge to revenue related to the Comcast arbitration ruling, of which $13.9 million was attributed to the third quarter 2003 revenues, with the remaining $105.7 million attributed to revenues for periods prior to July 1, 2003.

Fourth Quarter 2004 Results

Processing revenues for the fourth quarter of 2004 were $84.3 million, which represents a four percent increase compared to $80.8 million for the same period last year, and to $80.7 million for the third quarter of 2004. Software revenues increased 12 percent year-over-year to $9.5 million, however decreased one percent from the third quarter of 2004. Maintenance revenues remained relatively consistent for the fourth quarter of 2004 at $24.3 million, compared to $24.7 million for the same period last year and $24.6 million for the third quarter of 2004. Professional services generated $18.5 million of revenue in the quarter, a 16 percent increase when compared to the same period last year and a two percent increase when compared to the third quarter of 2004.

Net income presented under generally accepted accounting principles (“GAAP”) for the fourth quarter of 2004 was $12.3 million, or $0.24 per diluted share, which includes a negative impact of approximately $0.02 per diluted share, resulting from foreign currency transaction losses. GAAP net income for the fourth quarter of 2003 was $7.1 million, or $0.14 per diluted share. The fourth quarter 2003 results were reduced by approximately $4.2 million, or $0.04 per diluted share, due to restructuring charges.

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CSG Systems International, Inc.

January 25, 2005

Divisional Results

CSG is organized into two divisions: the Broadband Services Division and the Global Software Services Division. CSG excludes its restructuring charges in the determination of its GAAP segment results. The results of operations for the two divisions were as follows (in thousands, except percentages):

	Three Months Ended December 31, 2004
	Broadband Services Division	GSS Division	Corporate	Total
Processing revenues	$83,662	$657	$—	$84,319
Software revenues	1,095	8,430	—	9,525
Maintenance revenues	4,710	19,597	—	24,307
Professional services revenues	432	18,063	—	18,495

Total revenues	89,899	46,747	—	136,646
Segment operating expenses (3)	55,408	44,911	15,344	115,663

Contribution margin (loss) (3)	$34,491	$1,836	$(15,344)	$20,983

Contribution margin percentage	38.4%	3.9%	N/A	15.4%

	Three Months Ended December 31, 2003
	Broadband Services Division	GSS Division	Corporate	Total
Processing revenues	$79,323	$1,476	$—	$80,799
Software revenues	1,109	7,410	—	8,519
Maintenance revenues	3,998	20,659	—	24,657
Professional services revenues	658	15,224	—	15,882

Total revenues	85,088	44,769	—	129,857
Segment operating expenses (3)	51,541	44,101	13,610	109,252

Contribution margin (loss) (3)	$33,547	$668	$(13,610)	$20,605

Contribution margin percentage	39.4%	1.5%	N/A	15.9%

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CSG Systems International, Inc.

January 25, 2005

	Year Ended December 31, 2004
	Broadband Services Division	GSS Division	Corporate	Total
Processing revenues	$324,397	$2,697	$—	$327,094
Software revenues	4,094	30,821	—	34,915
Maintenance revenues	18,912	78,735	—	97,647
Professional services revenues	1,040	69,050	—	70,090

Total revenues	348,443	181,303	—	529,746
Segment operating expenses (3)	206,871	173,739	61,095	441,705

Contribution margin (loss) (3)	$141,572	$7,564	$(61,095)	$88,041

Contribution margin percentage	40.6%	4.2%	N/A	16.6%

	Year Ended December 31, 2003
	Broadband Services Division (2)	GSS Division	Corporate	Total
Processing revenues (Broadband Division net of $13,472 for the arbitration charge)	$338,936	$3,449	$—	$342,385
Software revenues	5,141	36,290	—	41,431
Maintenance revenues (Broadband Division net of $450 for the arbitration charge)	18,755	74,809	—	93,564
Professional services revenues	1,550	66,409	—	67,959

Subtotal	364,382	180,957	—	545,339
Charge for arbitration ruling attributable to periods prior to July 1, 2003	(105,679)	—	—	(105,679)

Total revenues, net	258,703	180,957	—	439,660
Segment operating expenses (3)	211,103	190,166	66,102	467,371

Contribution margin (loss) (3)	$47,600	$(9,209)	$(66,102)	$(27,711)

Contribution margin (loss) percentage	18.4%	(5.1)%	N/A	(6.3)%

(3)	CSG’s segment operating expenses and contribution margin (loss), determined in accordance with GAAP, exclude restructuring charges of $0.3 million and $4.2 million, respectively, for the three months ended December 31, 2004 and 2003, and $2.7 million and $11.9 million, respectively, for the year ended December 31, 2004 and 2003.

Broadband Services Division

Total domestic customer accounts processed on CSG’s system as of December 31, 2004 were 43.5 million compared to 44.0 million as of September 30, 2004. Customer accounts decreased quarter over quarter as a result of the deconversion of a dial-up internet service provider’s customer base. The annualized revenue per processing unit for the fourth quarter of 2004 was $7.67 compared to annualized revenue per processing unit of $7.36 for the third quarter of 2004.

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CSG Systems International, Inc.

January 25, 2005

Immediately after quarter-end, CSG’s Broadband Services Division (BSD) signed a contract with Comcast to provide voice over IP services to all the customers processed on CSG’s solution, which is approximately two-thirds of Comcast’s customer base. In addition, Verizon selected CSG to provide customer care and billing services for its fiber-to-the-home initiative, and Time Warner Shreveport and another Cebridge location will convert their customers off its legacy billing systems and onto CSG’s platform.

CSG’s Broadband Services Division enters 2005 with no customer contracts up for renewal.

Global Software Services Division

The GSS Division signed its fourth contract with a China Telecom property, Zhejiang Telecom. Zhejiang Telecom will consolidate its four legacy billing systems onto the Kenan FX platform. When deployed, CSG’s customer care and billing software products will support up to 13 million subscribers in 11 cities across all Zhejiang’s services including wireline, IP and broadband.

In addition, CSG had several successful Kenan FX implementations this quarter, including CTBC, a regional Brazilian convergent operator; MobileOne, Singapore’s leading mobile provider; and Celcom, a Malaysian wireless provider. And, another e-business company, VinIQ, which is a Canadian automobile e-commerce site, selected CSG through Telus Business Solutions to provide customer care and billing services.

Finally, CSG was recently honored with a Product Leadership Award by Frost & Sullivan. Frost & Sullivan cited CSG as the market leader in software licenses for the global billing software market.

Financial Condition

As of December 31, 2004, CSG had cash and short-term investments of $157.5 million, compared to $138.9 million as of September 30, 2004 and $105.4 million as of December 31, 2003. Billed net accounts receivable were $142.1 million as of December 31, 2004, compared to $123.3 million as of September 30, 2004 and $130.7 million as of December 31, 2003.

Cash flows from operations for the quarter ended December 31, 2004 were $22.3 million. This compares to $24.8 million for the third quarter of 2004 and $(38.5) million for the fourth quarter of 2003. The fourth quarter of 2003 reflects the impact of a $94.4 million arbitration payment made to Comcast.

During the fourth quarter of 2004, CSG did not acquire any of its common stock under its Board-approved stock repurchase plan. The company plans to enter into a corporate 10(b)5 –1 plan in the first quarter of 2005, for the purposes of repurchasing the company’s stock.

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CSG Systems International, Inc.

January 25, 2005

Irrevocable Election to Settle Convertible Debt Securities

During the fourth quarter of 2004, CSG adopted EITF 04-8, “The Effect of Contingently Convertible Instruments on Diluted Earnings per Share”. The EITF’s consensus decision states that shares to be potentially issued under contingently convertible instruments should be included in diluted earnings per share (if dilutive) regardless of whether any of the contingent conversion features have been met.

On December 15, 2004, CSG made an irrevocable election to settle the $230 million principal portion of its Convertible Debt Securities in cash upon conversion. As a result of this election, CSG will calculate dilution for its Convertible Debt Securities using the “treasury stock” method. Under the treasury stock method, CSG has no reduction in its previously reported earnings per diluted share in the second and third quarters of 2004 (due to the adoption of EITF 04-8), and experienced no dilution for the Convertible Debt Securities for the fourth quarter of 2004, as CSG’s average stock price did not exceed the current effective conversion price of $26.77 per share during these periods. In addition, going forward, the Convertible Debt Securities will impact CSG’s diluted earnings per share calculation only in those periods in which CSG’s average stock price exceeds the current effective conversion price of $26.77 per share.

First Quarter 2005 Financial Guidance

“For the first quarter of 2005, we are expecting revenues of between $130 million and $137 million and GAAP earnings per diluted share of between 8 and 14 cents,” Peter Kalan, chief financial officer, said. “Our first quarter earnings per share guidance is negatively impacted by 5 cents associated with the accrual of retirement benefits for Mr. Hansen.

“In addition, there are over $15 million of non-cash items included in our first quarter earnings per share guidance, or approximately 19 cents per diluted share,” Kalan said. “These non-cash items include amortization of approximately $7 million, depreciation expense of approximately $4 million, and stock-based employee compensation expense of approximately $4 million. Our guidance does not include any restructuring charges that may be incurred during the quarter as we are not able to estimate them today.”

Conference Call

CSG will host a one-hour conference call on Tuesday, January 25, at 5 p.m. EDT, to discuss CSG’s fourth quarter results. The call will be carried live and archived on the Internet. A link to the conference call is available at www.csgsystems.com.

Additional Information

For additional information about CSG, please visit CSG’s web site at www.csgsystems.com. Additional information can be found in the Investor Relations section of the web site.

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CSG Systems International, Inc.

January 25, 2005

About CSG Systems International

Headquartered in Englewood, Colorado, CSG Systems International (NASDAQ: CSGS) is a leader in next-generation billing and customer care solutions for the cable television, direct broadcast satellite, advanced IP services, next generation mobile, and fixed wireline markets. CSG’s unique combination of proven and future-ready solutions, delivered in both outsourced and licensed formats, empowers its clients to deliver unparalleled customer service, improve operational efficiencies and rapidly bring new revenue-generating products to market. CSG is an S&P Midcap 400 company. For more information, visit CSG’s Web site at www.csgsystems.com.

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. These factors include, but are not limited to: 1) CSG’s ability to continue to perform satisfactorily and maintain good customer relations with its two largest customers, Comcast and Echostar Communications, which combined represent approximately one-third of CSG’s revenue; 2) the continued acceptance of CSG CCS/BP, CSG Kenan FX and their related products and services; 3) CSG’s ability to enhance current products and develop new technology that will retain existing clients and capture new market share; 4) significant forays into new markets, which may prove costly and unprofitable; 5) the degree to which CSG’s expectations of market penetration and consumer acceptance of broadband, wireline and wireless services prove true — and even if realized, CSG’s ability to meet the billing and customer care needs of those markets; 6) client consolidation, which has decreased the number of potential buyers for many of CSG’s products and services; 7) CSG’s ability to expand and effectively operate its business internationally, which is much more complex and carries a higher collections and currency risk; 8) CSG’s ability to renew software maintenance contracts and sell additional software products and services to existing and new clients, both domestically and internationally; and 9) CSG’s ability to successfully deliver on lengthy and/or complex implementation projects, which by their nature, carry much more risk. This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

FINANCIALS TO FOLLOW

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except share and per share amounts)

	December 31, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$140,751	$105,397
Short-term investments	16,727	—

Total cash, cash equivalents and short-term investments	157,478	105,397
Trade accounts receivable-
Billed, net of allowance of $4,818 and $11,145	142,056	130,691
Unbilled and other	14,030	18,042
Deferred income taxes	5,336	9,134
Income taxes receivable	4,064	35,076
Other current assets	11,723	11,697

Total current assets	334,687	310,037
Property and equipment, net of depreciation of $87,068 and $89,529	34,476	38,218
Software, net of amortization of $77,086 and $62,957	24,695	37,780
Goodwill	218,346	219,199
Client contracts, net of amortization of $62,898 and $50,973	50,197	58,136
Deferred income taxes	39,478	53,327
Other assets	8,528	8,078

Total assets	$710,407	$724,775

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$—	$45,137
Client deposits	19,497	17,175
Trade accounts payable	22,412	21,291
Accrued employee compensation	31,859	32,415
Deferred revenue	53,250	52,655
Income taxes payable	15,085	20,723
Arbitration charge payable	—	25,181
Other current liabilities	19,909	25,818

Total current liabilities	162,012	240,395

Non-current liabilities:
Long-term debt, net of current maturities	230,000	183,788
Deferred revenue	6,844	3,270
Other non-current liabilities	3,481	6,537

Total non-current liabilities	240,325	193,595

Total liabilities	402,337	433,990

Stockholders’ equity:
Preferred stock, par value $.01 per share; 10,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.01 per share; 100,000,000 shares authorized; 51,016,326 shares and 53,788,062 shares outstanding	595	593
Additional paid-in capital	298,767	281,784
Deferred employee compensation	(1,320)	(4,458)
Accumulated other comprehensive income (loss):
Unrealized gain (loss) on short-term investments, net of tax	(5)	1
Cumulative translation adjustments	9,400	6,519
Treasury stock, at cost, 8,482,496 shares and 5,499,796 shares	(224,008)	(171,111)
Accumulated earnings	224,641	177,457

Total stockholders’ equity	308,070	290,785

Total liabilities and stockholders’ equity	$710,407	$724,775

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CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS-UNAUDITED

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31, 2004	December 31, 2003	December 31, 2004	December 31, 2003
Revenues:
Processing and related services (inclusive in 2003 of $13,472 charge for arbitration ruling attributable to the third quarter of 2003)	$84,319	$80,799	$327,094	$342,385
Software	9,525	8,519	34,915	41,431
Maintenance (inclusive in 2003 of $450 charge for arbitration ruling attributable to the third quarter of 2003)	24,307	24,657	97,647	93,564
Professional services	18,495	15,882	70,090	67,959

	136,646	129,857	529,746	545,339
Charge for arbitration ruling attributable to periods prior to July 1, 2003	—	—	—	(105,679)

Total revenues, net	136,646	129,857	529,746	439,660

Cost of revenues:
Cost of processing and related services	41,387	35,043	147,789	141,242
Cost of software and maintenance	15,663	18,452	66,394	72,703
Cost of professional services	16,050	13,904	62,993	63,910

Total cost of revenues	73,100	67,399	277,176	277,855

Gross margin (exclusive of depreciation)	63,546	62,458	252,570	161,805

Operating expenses:
Research and development	13,765	16,181	59,022	62,924
Selling, general and administrative	24,395	21,756	90,416	109,214
Depreciation	4,403	3,916	15,091	17,378
Restructuring charges	307	4,247	2,694	11,850

Total operating expenses	42,870	46,100	167,223	201,366

Operating income (loss)	20,676	16,358	85,347	(39,561)

Other income (expense):
Interest expense	(2,285)	(4,070)	(10,334)	(14,717)
Write-off of deferred financing costs	—	—	(6,569)	—
Interest and investment income, net	758	325	1,850	1,437
Other, net	(1,299)	799	(1,088)	4,381

Total other	(2,826)	(2,946)	(16,141)	(8,899)

Income (loss) before income taxes	17,850	13,412	69,206	(48,460)
Income tax (provision) benefit	(5,588)	(6,341)	(22,022)	22,183

Net income (loss)	$12,262	$7,071	$47,184	$(26,277)

Basic net income (loss) per common share:
Net income (loss) available to common stockholders	$0.25	$0.14	$0.93	$(0.51)

Weighted average common shares	49,375	51,610	50,477	51,432

Diluted net income (loss) per common share:
Net income (loss) available to common stockholders	$0.24	$0.14	$0.92	$(0.51)

Weighted average common shares	50,216	51,836	51,223	51,432

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CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Year Ended
	December 31, 2004	December 31, 2003
Cash flows from operating activities:
Net income (loss)	$47,184	$(26,277)
Adjustments to reconcile net income (loss) to net cash provided by operating activities -
Depreciation	15,091	17,378
Amortization	27,310	24,303
Restructuring charge for abandonment of facilities	909	4,424
Gain on short-term investments	(49)	(19)
Write-off of deferred financing costs	6,569	—
Deferred income taxes	17,887	2,018
Tax benefit of stock –based compensation awards	1,312	33
Stock-based employee compensation	14,886	5,559
Changes in operating assets and liabilities:
Trade accounts and other receivables, net	(4,003)	45,604
Other current and non-current assets	(338)	(1,536)
Arbitration charge payable	(25,181)	25,181
Income taxes payable/receivable	26,231	(41,244)
Accounts payable and accrued liabilities	(10,075)	(2,003)
Deferred revenues	1,535	6,932

Net cash provided by operating activities	119,268	60,353

Cash flows from investing activities:
Purchases of property and equipment	(9,655)	(9,021)
Purchases of short-term investments	(25,494)	(7,763)
Proceeds from sale of short-term investments	8,810	8,795
Acquisition of businesses and assets, net of cash acquired	(834)	(2,613)
Acquisition of and investments in client contracts	(3,466)	(1,767)

Net cash used in investing activities	(30,639)	(12,369)

Cash flows from financing activities:
Proceeds from issuance of common stock	6,926	1,670
Repurchase of common stock	(55,898)	(207)
Proceeds from long-term debt	230,000	—
Payments on long-term debt	(228,925)	(41,075)
Payments of deferred financing costs	(8,213)	(1,077)

Net cash used in financing activities	(56,110)	(40,689)

Effect of exchange rate fluctuations on cash	2,835	3,678

Net increase in cash and cash equivalents	35,354	10,973
Cash and cash equivalents, beginning of period	105,397	94,424

Cash and cash equivalents, end of period	$140,751	$105,397

Supplemental disclosures of cash flow information:
Cash paid (received) during the period for -
Interest	$8,237	$11,251
Income taxes	(23,009)	13,035